Exhibit 99.1

TerraForm Power Reports 3Q 2016 Financial Results and Files Form 10-Q

BETHESDA, MD, February 24, 2017 (GLOBENEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power”), a global owner and operator of clean energy power plants, today reported third quarter 2016 financial results and filed its Form 10-Q for the quarterly period ended September 30, 2016 with the Securities and Exchange Commission. The Form 10-Q is available on the Investors section of TerraForm Power’s website at www.terraformpower.com.

“The reporting of our third quarter 2016 results demonstrates TerraForm Power’s continued progress in positioning the Company for success,” said Peter Blackmore, Chairman and Interim CEO of TerraForm Power. “The Board and management team are committed to strengthening operations and maximizing value for shareholders.”

As disclosed more fully in the Form 10-Q for 3Q 2016, with the filing of its Form 10-Q for 3Q 2016, the Company has filed all of its previously delayed SEC periodic reports, including its Form 10-K for 2015 and its Forms 10-Q for 1Q 2016, 2Q 2016, and 3Q 2016. However, due to the time and resources required to complete its delayed SEC periodic reports, the Company has experienced delays in its ongoing efforts to complete all steps and tasks necessary to finalize financial statements and other disclosures required to be in its Form 10-K for 2016 and subsequent quarterly reports. The Company currently does not expect to be able to file its Form 10-K for 2016 by the SEC deadline of March 1, 2017 or its Form 10-Q for 1Q 2017 by the SEC filing deadline of May 10, 2017. As a result, the Company will request from Nasdaq another extension of time to regain compliance with applicable Nasdaq reporting requirements and avoid becoming delisted. Nasdaq may grant or deny such a request in its discretion.

3Q 2016 Results: Key Metrics

	3Q 2016	3Q 2015	% change YoY
Revenue, net ($M)	$178	$163	9%
Net Income / (Loss) ($M)	($28)	$2	n/a

MW (net) in operation at end of period	2,983	1,918	56%
Capacity Factor	25.1%	20.2%	490 bps
MWh (000s)	1,702	846	101%
Adj. Revenue / MWh	$107	$181	-41%
Adj. Revenue ($M)	$183	$153	20%
Adj. EBITDA ($M)	$132	$126	5%
Adj. EBITDA margin	72.4%	82.3%	(990) bps
CAFD ($M)	$34	$97	-65%

Unrestricted Cash ($M) at end of period	$540	$636	-15%

Investor Conference Call

We will host an investor conference call and webcast to discuss our 3Q 2016 results.

Date:            Wednesday, March 8, 2017
Time:             4:30 pm ET
US Toll-Free #:         (844) 464-3938
International #:         (765) 507-2638
Code:             77604319
Webcast:         http://edge.media-server.com/m/p/sovxmok8

The webcast will also be available on TerraForm Power's investor relations website: www.terraformpower.com.
A replay of the webcast will be available for those unable to attend the live webcast.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to the SunEdison bankruptcy, including our transition away from reliance on SunEdison for management, corporate and accounting services, employees, critical systems and information technology infrastructure, and the operation, maintenance and asset management of our renewable energy facilities; risks related to events of default and potential events of default arising under our revolving credit facility, the indentures governing our senior notes, and/or project-level financing; risks related to failure to satisfy the requirements of Nasdaq, which could result in the delisting of our common stock; risks related to delays in our filing of periodic reports with the SEC; risks related to our exploration and potential execution of strategic alternatives; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; our ability to compete against traditional and renewable energy companies; potential conflicts of interests or distraction due to the fact that several of our directors and most of our executive officers are also directors and executive officers of TerraForm Global, Inc.; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control.

TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the quarter ended June 30, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Adjusted Revenue

Adjusted Revenue is a supplemental non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider representative of our core business or future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by non-operating, unusual or non-recurring items.

Cash Available for Distribution (CAFD)

CAFD is a supplemental non-GAAP measure of our ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs.

Contacts:

Investors:

Brett Prior
TerraForm Power
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating revenues, net	$178,118	$163,291	$519,336	$363,852
Operating costs and expenses:
Cost of operations	32,820	15,201	94,534	50,430
Cost of operations - affiliate	7,149	6,840	22,898	14,657
General and administrative expenses	26,510	7,518	64,750	21,087
General and administrative expenses - affiliate	2,943	14,636	10,614	39,411
Acquisition and related costs	—	11,294	2,743	31,680
Acquisition and related costs - affiliate	—	—	—	1,040
Depreciation, accretion and amortization expense	57,988	43,667	178,026	113,694
Total operating costs and expenses	127,410	99,156	373,565	271,999
Operating income	50,708	64,135	145,771	91,853
Other expenses:
Interest expense, net	72,818	48,786	243,111	121,602
Loss on extinguishment of debt, net	—	—	—	8,652
Loss on foreign currency exchange, net	3,913	9,825	4,161	9,755
Loss on receivables - affiliate	—	—	845	—
Other expenses, net	548	1,433	692	1,110
Total other expenses, net	77,279	60,044	248,809	141,119
(Loss) income before income tax expense	(26,571)	4,091	(103,038)	(49,266)
Income tax expense	1,140	1,673	3,115	2,842
Net (loss) income	(27,711)	2,418	(106,153)	(52,108)
Less: Pre-acquisition net (loss) income of renewable energy facilities acquired from SunEdison	—	(2,743)	—	7,892
Net (loss) income excluding pre-acquisition net (loss) income of renewable energy facilities acquired from SunEdison	(27,711)	5,161	(106,153)	(60,000)
Less: Net income attributable to redeemable non-controlling interests	4,642	6,949	16,374	8,576
Less: Net loss attributable to non-controlling interests	(6,182)	(968)	(74,968)	(46,440)
Net loss attributable to Class A common stockholders	$(26,171)	$(820)	$(47,559)	$(22,136)

Weighted average number of shares:
Class A common stock - Basic and diluted	90,860	77,522	89,140	61,777
Loss per share:
Class A common stock - Basic and diluted	$(0.29)	$(0.03)	$(0.53)	$(0.39)

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$540,147	$626,595
Restricted cash, including consolidated VIEs of $99,789 and $57,372 in 2016 and 2015, respectively	136,920	152,586
Accounts receivable, net	119,161	103,811
Prepaid expenses and other current assets	67,083	53,769
Assets held for sale	70,905	—
Total current assets	934,216	936,761

Renewable energy facilities, net, including consolidated VIEs of $3,514,337 and $3,558,041 in 2016 and 2015, respectively	5,103,557	5,834,234
Intangible assets, net, including consolidated VIEs of $891,089 and $929,580 in 2016 and 2015, respectively	1,199,816	1,246,164
Goodwill	55,874	55,874
Deferred financing costs, net	8,435	10,181
Other assets	101,198	120,343
Restricted cash	27,181	13,852
Non-current assets held for sale	564,702	—
Total assets	$7,994,979	$8,217,409

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(CONTINUED)

	September 30, 2016	December 31, 2015
Liabilities, Non-controlling Interests and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and financing lease obligations, including consolidated VIEs of $447,035 and $980,069 in 2016 and 2015, respectively	$1,374,327	$2,037,919
Accounts payable, accrued expenses and other current liabilities, including consolidated VIEs of $56,809 and $48,359 in 2016 and 2015, respectively	147,961	153,046
Deferred revenue	18,702	15,460
Due to SunEdison, net	9,516	26,598
Liabilities related to assets held for sale	426,389	—
Total current liabilities	1,976,895	2,233,023
Long-term debt and financing lease obligations, less current portion, including consolidated VIEs of $549,108 and $59,706 in 2016 and 2015, respectively	2,637,939	2,524,730
Deferred revenue, less current portion	60,199	70,492
Deferred income taxes	29,644	26,630
Asset retirement obligations, including consolidated VIEs of $112,979 and $101,532 in 2016 and 2015, respectively	186,701	215,146
Other long-term liabilities	38,495	31,408
Non-current liabilities related to assets held for sale	41,328	—
Total liabilities	4,971,201	5,101,429

Redeemable non-controlling interests	182,885	175,711
Stockholders' equity:
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, no shares issued	—	—
Class A common stock, $0.01 par value per share, 850,000,000 shares authorized, 91,528,701 and 79,734,265 shares issued in 2016 and 2015, respectively, and 91,346,867 and 79,612,533 shares outstanding in 2016 and 2015, respectively	911	784
Class B common stock, $0.01 par value per share, 140,000,000 shares authorized, 48,202,310 and 60,364,154 shares issued and outstanding in 2016 and 2015, respectively	482	604
Class B1 common stock, $0.01 par value per share, 260,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	1,473,244	1,267,484
Accumulated deficit	(152,152)	(104,593)
Accumulated other comprehensive income	10,596	22,900
Treasury stock, 181,834 and 121,732 shares in 2016 and 2015, respectively	(3,327)	(2,436)
Total TerraForm Power, Inc. stockholders' equity	1,329,754	1,184,743
Non-controlling interests	1,511,139	1,755,526
Total non-controlling interests and stockholders' equity	2,840,893	2,940,269
Total liabilities, non-controlling interests and stockholders' equity	$7,994,979	$8,217,409

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(106,153)	$(52,108)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, accretion and amortization expense	178,026	113,694
Amortization of favorable and unfavorable rate revenue contracts, net	30,128	1,599
Amortization of deferred financing costs and debt discounts	19,579	25,307
Unrealized loss on U.K. interest rate swaps	35,840	—
Unrealized loss (gain) on commodity contract derivatives, net	5,006	(855)
Unrealized loss on foreign currency exchange, net	6,349	11,269
Recognition of deferred revenue	(9,508)	(5,403)
Stock-based compensation expense	3,857	10,030
Loss on extinguishment of debt, net	—	8,652
Loss on receivables - affiliate	845	—
Deferred taxes	3,014	2,769
Other, net	2,287	—
Changes in assets and liabilities:
Accounts receivable	(30,502)	(62,152)
Prepaid expenses and other current assets	(11,827)	6,807
Accounts payable, accrued expenses, and other current liabilities	10,035	20,604
Deferred revenue	2,457	19,025
Other, net	5,483	6,018
Net cash provided by operating activities	144,916	105,256
Cash flows from investing activities:
Cash paid to third parties for renewable energy facility construction	(41,698)	(588,033)
Acquisitions of renewable energy facilities from third parties, net of cash acquired	(4,064)	(1,158,899)
Change in restricted cash	(57,686)	(23,262)
Due to SunEdison, net	—	(14,872)
Other investments	—	(10,000)
Net cash used in investing activities	$(103,448)	$(1,795,066)

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(CONTINUED)

	Nine Months Ended September 30,
	2016	2015
Cash flows from financing activities:
Proceeds from issuance of Class A common stock	$—	$921,610
Proceeds from Senior Notes due 2023	—	945,962
Proceeds from Senior Notes due 2025	—	300,000
Repayment of term loan	—	(573,500)
Proceeds from Revolver	—	235,000
Repayment of Revolver	—	(235,000)
Borrowings of non-recourse long-term debt	3,980	436,757
Principal payments on non-recourse long-term debt	(122,597)	(149,894)
Due to SunEdison, net	(29,036)	9,765
Sale of membership interests in renewable energy facilities	15,501	82,876
Distributions to non-controlling interests in renewable energy facilities	(19,365)	(21,637)
Repurchase of non-controlling interest in renewable energy facilities	—	(54,694)
Distributions to SunEdison	—	(51,777)
Payment of dividends	—	(60,707)
Debt prepayment premium	—	(6,412)
Debt financing fees	(12,958)	(43,088)
Net cash (used in) provided by financing activities	(127,275)	1,858,457
Net (decrease) increase in cash and cash equivalents	(85,807)	168,647
Effect of exchange rate changes on cash and cash equivalents	(641)	(1,380)
Cash and cash equivalents at beginning of period	626,595	468,554
Cash and cash equivalents at end of period	$540,147	$635,821

Supplemental Disclosures:
Cash paid for interest, net of amounts capitalized of $804 and $17,982, respectively	$183,577	$74,426
Cash paid for income taxes	—	—
Schedule of non-cash activities:
Additions of asset retirement obligation (ARO) assets and liabilities	$9,174	$39,976
ARO assets and obligations from acquisitions	136	31,361
Long-term debt assumed in connection with acquisitions	—	136,174

Appendix Table A-1: Reg. G: TerraForm Power, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA to CAFD
Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.
We define Adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance.  Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP.
Cash Available for Distribution
We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes.
We define “cash available for distribution” or “CAFD” as adjusted EBITDA of Terra LLC as adjusted for certain cash flow items that we associate with our operations. Cash available for distribution represents adjusted EBITDA (i) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (ii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iv) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee.
The following table presents a reconciliation of net loss to Adjusted EBITDA to CAFD:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2016	2015	2016	2015
Net income (loss)	$(27,711)	$2,418	$(106,153)	$(52,108)
Interest expense, net	72,818	48,786	243,111	121,602
Income tax provision (benefit)	1,140	1,673	3,115	2,842
Depreciation, accretion and amortization expense (a)	67,791	40,242	208,154	115,292
General and administrative expenses (b)	13,879	13,636	41,452	36,887
Stock-based compensation expense (c)	1,411	2,556	3,857	10,030
Acquisition and related costs, including affiliate (d)	—	11,294	2,743	32,720
Unrealized loss on derivatives, net (e)	(195)	(2,669)	5,006	(855)
Loss (gain) on extinguishment of debt, net (f)	—	—	—	8,652
Impairment charge related to residential solar assets not placed in service	3,276	—	3,276	—
Non-recurring facility-level non-controlling interest member transaction fees (g)	—	—	—	2,753
Loss (gain) on foreign currency exchange, net (h)	4,236	9,825	6,349	9,755
Loss on investments and receivables with affiliate (i)	—	—	845	—
Other non-cash operating revenues (j)	(4,823)	(4,262)	(8,647)	(4,262)
Other non-operating expenses (k)	548	2,342	692	2,342
Adjusted EBITDA	$132,370	$125,841	$403,800	$285,650

Adjusted EBITDA	$132,370	$125,841	$403,800	$285,650
Interest payments	(59,761)	(24,145)	(177,248)	(85,597)
Principal payments	(17,778)	(6,754)	(58,546)	(18,653)
Cash distributions to non-controlling interests, net	(5,364)	(5,272)	(14,810)	(17,589)
Non-expansionary capital expenditures	(650)	(798)	(6,308)	(5,292)
(Deposits into)/withdrawals from restricted cash accounts	(14,211)	5,182	(88,173)	18,680
Other:
Contributions received pursuant to agreements with SunEdison (l)	—	5,677	8,000	15,143
Economic ownership adjustments (m)	—	—	—	13,590
Other items	(862)	(2,981)	15,548	(1,007)
Estimated cash available for distribution	33,744	96,750	82,264	204,924
Impact of defaults on changes in restricted cash	(21,540)	—	(88,861)	—
Estimated cash available for distribution excluding defaults	$55,284	$96,750	$171,125	$204,924

a)	Includes the following reductions, (increases) within operating revenues, due to net amortization of favorable and unfavorable rate revenue contracts for the following periods:

3Q 2016	3Q 2015	September 2016 YTD	September 2015 YTD
($3.4M)	$1.6M	$9.8M	$30.1M

b)
Pursuant to the management services agreement, SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. For the quarter ended September 30, 2015 and the nine months ended September 30, 2015, cash considerations as detailed in the following table were paid to SunEdison for these services, and the amount of general and administrative expense - affiliate in excess of the fees paid to SunEdison in each period will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. The Company’s normal general administrative expenses, not paid by SunEdison, are not added back in the reconciliation of net income (loss) to Adjusted EBITDA. For the three months ended September 30, 2016 and the nine months ended September 30, 2016, Terraform Power directly paid to suppliers for normal operating general and administrative expenses of the amounts shown below.

3Q 2016	3Q 2015	September 2016 YTD	September 2015 YTD
$1.0M	$3.0M	$5.9M	$13.9M

c)	Represents stock-based compensation expense recorded within general and administrative expenses in the consolidated statements of operations.

d)	Represents transaction related costs, including affiliate acquisition costs, associated with acquisitions.

e)	Represents the unrealized change in the fair value of commodity contracts not designated as hedges.

f)
For the nine months ended September 30, 2015, we recognized net losses on extinguishment of debt of $12.3 million for term loan extinguishment and related fees, $1.3 million for the revolver and $6.4 million related to First Wind debt and gains on extinguishment of debt of $11.4 million related to the Duke Energy operating facility.

g)
Represents professional fees for legal, tax, and accounting services related to entering into certain tax equity financing arrangements that were paid by SunEdison, and are not representative of our core business operations.

h)
Represents unrealized net losses and (gains) on foreign currency exchange, primarily due to unrealized gains/losses on the re-measurement of intercompany loans which are primarily denominated in British pounds.

i)	As a result of the SunEdison Bankruptcy, we recorded a bad debt reserve during the nine months ended September 30, 2016 related to outstanding receivables from debtors in the SunEdison bankruptcy.

j)	Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members.

k)	Represents certain other non-cash charges or non-operating items that we believe are not representative of our core business or future operating performance.

l)
We received an equity contribution of $4.0 million from SunEdison pursuant to the Interest Payment Agreement in the three months ended March 31, 2015. We received an equity contribution from SunEdison of $6.6 million in August 2015, of which $3.3 million was attributed to the three months ended September 30, 2015, and $8.0 million in February 2016 pursuant to the Amended Interest Payment Agreement. In addition, in conjunction with the First Wind Acquisition, SunEdison committed to reimburse us for capital expenditures and operations and maintenance labor fees in excess of budgeted amounts (not to exceed $50.0 million through 2019) for certain of our wind power plants. During the nine months ended September 30, 2015, the Company received contributions pursuant to this agreement of $4.3 million. No contributions were received pursuant to these agreements during the three or nine months ended September 30, 2016.

m)
Represents economic ownership of certain acquired operating assets which accrued to us prior to the acquisition close date. The amount recognized for year-to-date September 30, 2015 are primarily related to our acquisition of First Wind and Northern Lights. Per the terms of the First Wind acquisition, we received economic ownership of the First Wind operating assets effective January 1, 2015 and $7.2 million of CAFD accrued to us from January 1, 2015 through the January 29, 2015 closing date. Per the terms of the Northern Lights acquisition, we received economic ownership of the Northern Lights facilities effective January 1, 2015 and $3.7 million of CAFD accrued to us from January 1, 2015 through the June 30, 2015 closing date. The remaining $2.7 million of economic ownership related to our acquisitions of Moose Power and Integrys, which both closed in the second quarter of 2015.

Appendix Table A-2: Reg. G: TerraForm Power, Inc.
Reconciliation of Operating Revenues to Adjusted Revenue
Adjusted Revenue
We define Adjusted Revenue as operating revenues, net adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable revenue contracts and other non-cash items. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted Revenue is a non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget.
The following table presents a reconciliation of Operating revenues, net to Adjusted Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2016	2015	2016	2015
Adjustments to reconcile Operating revenues, net to adjusted revenue
Operating revenues, net	$178,118	$163,291	$519,336	$363,852
Unrealized loss on derivatives, net (n)	(195)	(2,669)	5,006	(855)
Amortization of favorable and unfavorable rate revenue contracts, net (o)	9,803	(3,424)	30,128	1,599
Other non-cash items (p)	(4,823)	(4,262)	(8,647)	(4,906)
Adjusted revenue	$182,904	$152,936	$545,823	$359,690

n)	Represents the change in the fair value of commodity contracts not designated as hedges.

o)	Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net.

p)	Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members.